Exhibit 99.3

Form of Stock Option Award Agreement for Employees

HENNESSY ADVISORS, INC.
2013 OMNIBUS INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

[Name]
[Address]
[Telephone]:	(_____) ______-______

Dear __________________:

You have been granted an option (your “Option”) to purchase shares of common stock of Hennessy Advisors, Inc. (the “Company”) under the Hennessy Advisors, Inc. 2013 Omnibus Incentive Plan (the “Plan”) and this Stock Option Award Agreement (this “Agreement”). Capitalized terms used herein and not defined have the meaning given to them in the Plan.

Grant Date:	_______________, 20__

Type of Option:	[ ] Incentive Stock Option [ ] Nonqualified Stock Option

Number of Option Shares:	______________ (_______) Shares

Exercise Price per Share:	U.S. $[__.__]

Vesting Schedule:	Your Option is fully vested on the Grant Date.

Termination Date:

Your Option expires at, and cannot be exercised after, the close of business at the Company’s headquarters on the earliest to occur of:

i   The tenth (10th) anniversary of the Grant Date;[1]

i   90 days after your termination of employment or service if such termination is not due to death or Disability;

i   180 days after your termination of employment or service if such termination is due to death or Disability; or

i   The tenth (10th) anniversary of the Grant Date if your termination of employment or service is due to Retirement.[2]

1 In the event of an Incentive Stock Option grant to a person who owns more than 10% of the total combined voting power of all classes of stock then-issued by the Company (a “Section 16 Participant”), this bullet point shall be revised to read “The fifth (5th) anniversary of the Grant Date;”.

2 In the event of an Incentive Stock Option grant to a Section 16 Participant, this bullet point shall be revised to read “The fifth (5th) anniversary of the Grant Date if your termination of employment or service is due to Retirement.”.

If the date your Option terminates as specified above falls on a day on which the stock market is not open for trading, the Termination Date shall be automatically extended to the first trading day following the original Termination Date.

Your entire Option terminates immediately if the Company or an Affiliate terminates you for Cause, or if you terminate your employment or service at a time when you could be terminated for Cause. In addition, if your termination is not for Cause, but the Administrator later determines that you could have been terminated for Cause if all of the facts had been known at the time of termination of employment or service, then your Option will terminate immediately on the date of such determination. If you have submitted a notice of exercise while the Administrator is considering whether you should be (or could have been) terminated for Cause, your exercise will be suspended pending such determination. If it is determined that you are (or could have been) terminated for Cause, your Option will terminate, your notice of exercise will be rescinded and any funds previously tendered in respect of the exercise price or withholding amount will be returned to you.

Manner of Exercise:

You may exercise your Option only to the extent vested and only if it has not terminated. To exercise your Option, you must comply with all procedures required by the Administrator.

You may exercise your Option in whole or in part, but no exercise shall be for fewer than 25 Shares or all of the Shares subject to the Option, if fewer.

If someone else wants to exercise your Option after your death, that person must contact the Company and prove to the Company’s satisfaction that he or she is entitled to do so.

Your ability to exercise your Option may be restricted by the Company if required by applicable law.

Transferability of Shares:	By accepting this Agreement, you agree not to sell any Shares acquired under this Agreement at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.

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Transferability of Award:	You may not transfer or assign this Agreement for any reason, other than under your will or as required by intestate laws. Any attempted transfer or assignment will be null and void.

Tax Withholding:	To the extent that the exercise of your Option results in income to you for Federal, state or local income tax purposes, you shall deliver to the Company at the time the Company is obligated to withhold taxes such amount as the Company requires to meet its withholding obligation, and if you fail to do so, the Company has the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations. You may satisfy the withholding requirement, in whole or in part, by electing to have the Company withhold for its own account that number of Shares otherwise issuable to you upon exercise having an aggregate Fair Market Value on the date the tax is to be determined equal to no more than the minimum statutory total tax that the Company must withhold in connection with the exercise of your Option. Your election must be irrevocable, in writing, and submitted to the Secretary of the Company before the applicable vesting date. The Fair Market Value of any fractional Share not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid to you in cash.

Recoupment; Rescission of Exercise:

If the Company determines that recoupment of incentive compensation paid to or otherwise received by you pursuant to your Option is required under any law or any recoupment policy of the Company, then your Option will terminate immediately on the date of such determination to the extent required by such law or recoupment policy, any prior exercise of such Option may be deemed to be rescinded and the Company may recoup any such incentive compensation in accordance with such recoupment policy or as required by law. The Company shall have the right to offset against any amounts due from the Company to you the amount owed by you hereunder and any exercise price and withholding amount tendered by you with respect to any such incentive compensation.

In addition, if (i) the Company or an Affiliate terminates you for Cause, (ii) you terminate your employment or service at a time when you could be terminated for Cause, or (iii) your termination is not for Cause, but the Administrator later determines that you could have been terminated for Cause if all of the facts had been known at the time of termination of employment or service, then any exercise of this Option during the period beginning six months prior to such termination and ending on the date of your termination (or, if later, the date the Administrator determines you could have been terminated for Cause) may be rescinded by the Company within two years of such termination of employment or service (or, if later, within two years of the Company’s discovery of the Cause) by written notice to you at your last address on file with the Company. In the event of any such rescission, you shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise in such manner and on such terms and conditions as may be required, and the Company shall be entitled to offset against any amounts due from the Company to you the amount owed by you hereunder and any exercise price and withholding amount tendered by you with respect to such stock option.

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Miscellaneous:

i           The existence of this Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the common stock of the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

i           As a condition of the granting of your Option, you agree, for yourself and your legal representatives or guardians, that this Agreement shall be interpreted by the Administrator and that any interpretation by the Administrator of the terms of this Agreement and any determination made by the Administrator pursuant to this Agreement shall be final, binding and conclusive.

i           This Agreement may be amended only by written consent signed by both you and the Company, unless the amendment is not to your detriment. Notwithstanding the foregoing, this Agreement may be amended without your consent in accordance with the provisions of the Plan.

i           This Agreement may be executed in counterparts.

This Agreement is granted under and governed by the terms and conditions of the Plan. Additional provisions regarding this Agreement can be found in the Plan.

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By signing below and accepting this Stock Option Award Agreement, you agree to all of the terms and conditions described herein and in the Plan. You also acknowledge receipt of the Plan and the Prospectus describing the Plan.

Authorized Officer	Recipient

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